EXHIBIT 4.1
WISCONSIN POWER AND LIGHT COMPANY
OFFICERS’ CERTIFICATE
Dated as of August 8, 2007

Setting Forth Terms of a Series of Debt Securities
6.375% Debentures due 2037

Pursuant to the Indenture
Dated as of June 20, 1997

OFFICERS’ CERTIFICATE
          The undersigned, the Vice President and Treasurer and the Assistant Treasurer of Wisconsin Power and Light Company, a Wisconsin corporation (the “Company”), hereby certify as provided below pursuant to Section 2.01 of the Indenture, dated as of June 20, 1997 (the “Indenture”), between the Company and U.S. Bank National Association, successor, as Trustee (the “Trustee”). This Officers’ Certificate is delivered, pursuant to authority granted to the undersigned by resolutions adopted on February 7, 2007 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.
          1. The Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the Indenture through one or more Officers’ Certificates, and pursuant to such authorization and in accordance with the Indenture this Officers’ Certificate is being delivered to the Trustee to establish the terms of a series of Securities as set forth therein and herein.
          2. The title of the Securities shall be “6.375% Debentures due 2037” (herein called the “Debentures”).
          3. The aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture shall be U.S. $300,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures as provided in Sections 2.07, 2.08, 2.13 or 9.06 of the Indenture and except for Debentures which, pursuant to Section 2.02 of the Indenture, are deemed never to have been authenticated and delivered thereunder. Notwithstanding the foregoing limit on the aggregate principal amount of the Debentures, the Debentures may be reopened in accordance with Section 2.01 of the Indenture.
          4. Subject to earlier redemption, the principal of the Debentures shall be payable in U.S. dollars on August 15, 2037.
          5. The Debentures shall bear interest at the rate of 6.375% per annum; such interest shall accrue from August 15, 2007 (or from the most recent interest payment date to which interest on the Debentures has been paid or provided for); the interest payment dates on which such interest shall be payable shall be February 15 and August 15 in each year, commencing February 15, 2008; the regular record dates for the determination of Holders to whom interest is payable shall be the fifteenth calendar day before each interest payment date. Interest on the Debentures shall be payable in U.S. dollars.
          6. Pursuant to the Indenture, the Trustee has been appointed as the Registrar for the Debentures. The Trustee is hereby further appointed as the initial Paying Agent and Transfer Agent of the Debentures. The principal of and interest on the Debentures shall be payable at the office of the Paying Agent, which shall initially be located in St. Paul, Minnesota.

          7. The Debentures shall not be subject to any sinking fund and shall not be repurchasable or redeemable at the option of a Holder. The Debentures shall be issuable as Registered Securities and shall not be exchangeable for Bearer Securities.
          8. The Debentures shall be redeemable at the option of the Company at any time in whole or from time to time in part at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus in each case accrued interest to the date of redemption; provided, however, that installments of interest on Debentures due on an interest payment date which occurs on or before any redemption date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the record date immediately preceding such interest payment date.
          9. The terms defined below shall, for all purposes of the Debentures under the Indenture and this Officers’ Certificate, have the meanings specified, unless the context clearly otherwise requires or unless otherwise indicated:
          “Business Day” means any day other than Saturday, Sunday or a day on which Federal or State banking institutions in the city of the office of the Paying Agent is maintained are authorized or obligated by law, executive order or regulation to close.
          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Debentures.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
          “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealers at 3:30 p.m. New York time on the third Business Day preceding such redemption date.
     “Reference Treasury Dealer” means each of Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. or their affiliates which are primary U.S. Government securities dealers, and one additional primary U.S. Government securities dealer located in The City of New York (a “Primary Treasury Dealer”)

selected by the Company, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          10. Section 4.07 of the Indenture shall apply to the Debentures.
          11. Defeasance and covenant defeasance under Article 8 of the Indenture shall be applicable to the Debentures.
          12. The Debentures shall initially be issued in whole in the form of one or more global Securities. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended (“DTC”), shall initially serve as the depositary for such global Security or Securities. For so long as DTC shall be the depositary, all Debentures shall be registered in its name or in the name of a nominee thereof. While the Debentures are evidenced by one or more global Securities, the depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or the obligation to the depositary’s participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Debentures or notices given under the Indenture. The global Security or Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary.
          13. Except as hereinafter described, Debentures in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of global Securities, any Event of Default has occurred or is continuing or if DTC is at any time unwilling, unable or ineligible to continue as depositary, and a successor depositary is not appointed by the Company within 90 days, the Company shall issue individual Debentures in certificated form to owners of “book-entry” ownership interests in exchange for the Debentures held by DTC or its nominee, as the case may be. In such instance, an owner of a “book-entry” ownership interest will be entitled to physical delivery of certificates equal in principal amount to such “book-entry” ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in denominations of $1,000 or any multiple thereof.
          14. Additional terms regarding the Debentures are as set forth in the form of the Debentures set forth below.

          15. The form of the Debentures shall be substantially as follows:
[Form of 6.375% Debentures due 2037]

No. R-	$
WISCONSIN POWER AND LIGHT COMPANY
6.375% Debentures due 2037
CUSIP 976826 BE6

WISCONSIN POWER AND LIGHT COMPANY

promises to pay to

or registered assigns
the principal sum of Dollars on August 15, 2037

Interest Payment Dates: February 15 and August 15
Dated:

U.S. BANK NATIONAL ASSOCIATION	WISCONSIN POWER AND LIGHT COMPANY
Trustee, Transfer Agent and Paying Agent

By:

[Title of Authorized Officer]

Authenticated:
U.S. BANK NATIONAL ASSOCIATION		(CORPORATE SEAL)
Registrar

[Title of Authorized Officer]

By:
Authorized Signatory

WISCONSIN POWER AND LIGHT COMPANY
6.375% Debentures due 2037
          Interest. Wisconsin Power and Light Company (the “Company”), a Wisconsin corporation, promises to pay interest on the principal amount of this Security (as defined herein) at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year commencing February 15, 2008. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          Record Date. The interest payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Debenture is registered at the close of business, on the regular record date for such interest, which shall be the fifteenth calendar day before each interest payment date.
          Method of Payment. The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.
          Securities Agents. Initially, U.S. Bank National Association will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.
          Indenture. The Company issued the securities of this series (individually a “Security” and collectively the “Securities”) under an Indenture, dated as of June 20, 1997 (the “Indenture”), between the Company and U.S. Bank National Association, successor, as Trustee (the “Trustee”). The terms of the Securities include those stated in the Indenture and in the Officers’ Certificate establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. Securityholders are referred to the Indenture, the above-referenced Officers’ Certificate and such Act for a statement of such terms.
          Maturity; Redemption. The principal on the Securities shall be payable on August 15, 2037. The Company may redeem the Debentures at any time and from time to time at the Company’s option, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus in each case accrued interest to the date of redemption.

          Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.
          Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.
          Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.
          Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of not less than a majority in aggregate principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.
          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not adversely affect the rights of any Securityholder in any material respect.
          Restrictive Covenants. The Securities are unsecured general obligations of the Company limited to $300,000,000 principal amount; provided, however, that the Securities may be reopened for issuance of additional Securities in accordance with Section 2.01 of the Indenture. The Indenture does not limit other unsecured debt. Section 4.07 of the Indenture, which limits certain mortgages and other liens, will apply with respect to the Securities. The limitations are subject to a number of important qualifications and exceptions.
          Successors. When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.
          Defeasance Prior to Maturity. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.
          Defaults and Remedies. An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.
          Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.
          No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
          Authentication. This Security shall not be valid until authenticated by a manual signature of the Registrar.
          Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).
          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Officers’ Certificate, which contains the text of this Security. Requests may be made to: Corporate Secretary, Wisconsin Power and Light Company, 4902 North Biltmore Lane, Madison, Wisconsin 53718.
          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
[Form of Assignment Form]
ASSIGNMENT FORM
          To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. no.)
and irrevocably appoint                                                                                                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:                     ,                                                                                          Your signature:

(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

* * *

          IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.

WISCONSIN POWER AND LIGHT COMPANY
By:	/s/ Patricia L. Kampling
Patricia L. Kampling
Vice President and Treasurer

By:	/s/ Enrique Bacalao
Enrique Bacalao
Assistant Treasurer